UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2014

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On October 24, 2014, Colgate-Palmolive Company (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2014.  This press release is attached as Exhibit 99 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

In October 2012, the Company’s Board of Directors approved a four-year Global Growth and Efficiency Program (the “2012 Restructuring Program”) for sustained growth.  The program’s initiatives are expected to help the Company ensure continued solid worldwide growth in unit volume, organic sales and earnings per share and enhance its global leadership positions in its core businesses.  On October 23, 2014, the Company’s Board of Directors approved an expansion of the 2012 Restructuring Program.

As previously disclosed, initiatives under the 2012 Restructuring Program are focused on the following three areas:

●

Expanding Commercial Hubs – Building on the success of this structure already implemented in several divisions, continuing to cluster single-country subsidiaries into more efficient regional hubs, in order to drive smarter and faster decision making, strengthen capabilities available on the ground and improve cost structure.

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Extending Shared Business Services and Streamlining Global Functions – Implementing the Company’s shared service organizational model, already successful in Europe, in all regions of the world. Initially focused on finance and accounting, these shared services will be expanded to additional functional areas to streamline global functions.

●

Optimizing Global Supply Chain and Facilities – Continuing to optimize manufacturing efficiencies, global warehouse networks and office locations for greater efficiency, lower cost and speed to bring innovation to market.

The Board authorized the expansion of the 2012 Restructuring Program to take advantage of additional savings opportunities identified in all three areas.

As a result of the expansion, cumulative pretax charges related to the 2012 Restructuring Program, once all phases are approved and implemented, are now estimated to be $1,285 million to $1,435 million ($950 million to $1,050 million aftertax), increased from $1,100 million to $1,250 million ($775 million to $875 million aftertax).  Implementation of the 2012 Restructuring Program is still expected to be substantially completed by December 31, 2016.

These pretax charges are currently estimated to be comprised of the following: employee-related costs, including severance, pension and other termination benefits (50%); asset-related costs, primarily incremental depreciation and asset impairments (10%); and other charges, which include contract termination costs, consisting primarily of implementation-related charges resulting directly from exit activities (20%) and the implementation of new strategies (20%). Over the course of the 2012 Restructuring Program, it is currently estimated that approximately 75% of the charges will result in cash expenditures.

From the inception of the 2012 Restructuring Program through September 30, 2014, the Company has incurred cumulative pretax charges of $691 million ($515 million aftertax) in connection with the implementation of various projects as follows:  employee-related costs, including severance, pension and other termination benefits ($277 million); asset-related costs, primarily incremental depreciation and asset impairments ($43 million); and other charges, which include contract termination costs, consisting primarily of implementation-related charges resulting directly from exit activities and the implementation of new strategies ($371 million).

Charges related to the 2012 Restructuring Program will continue to be recorded in the Corporate segment as these decisions are predominantly centrally directed and controlled and are not included in internal measures of segment operating performance. It is expected that the cumulative pre-tax charges, once all projects are approved and implemented, will relate to initiatives undertaken in North America (15%), Europe/South Pacific (20%), Latin America (5%), Asia (5%), Africa/Eurasia (5%), Hill’s Pet Nutrition (10%) and Corporate (40%), which includes substantially all of the costs related to the implementation of new strategies, noted above, on a global basis.  It is expected that, by the end of 2016, the 2012 Restructuring Program will reduce the Company’s global employee workforce by approximately 6% from the 2012 level of approximately 38,000.

This Current Report on Form 8-K contains forward-looking statements about the 2012 Restructuring Program.  These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law.  These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may differ materially from these statements.  Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the 2012 Restructuring Program as planned, whether the expected amount of the costs associated with the 2012 Restructuring Program will exceed the Company’s forecasts and whether the Company will be able to realize the full amount of estimated savings from the 2012 Restructuring Program.  Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013) for information about certain other factors that could cause such differences.  Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.  The following exhibit is filed with this document:

Exhibit Number	Description

99	Press release, October 24, 2014, issued by Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description

99	Press release, dated October 24, 2014, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: October 24, 2014	By:	/s/ Dennis J. Hickey
	Name:	Dennis J. Hickey
	Title:	Chief Financial Officer

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